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                                                             Exhibit 5.1



                                    October 31, 1995



DC Holdco, Inc.
The Walt Disney Company
500 South Buena Vista Street
Burbank, California  91521

                  Re: DC Holdco, Inc. and The Walt Disney Company REGISTRATION STATEMENT ON FORM S-3

Dear Ladies and Gentlemen:

      We have acted as special counsel to DC Holdco, Inc., a Delaware corporation ("New Disney"), and The Walt Disney Company, a Delaware corporation ("Disney"), in connection with the preparation of the Registration Statement on Form S-3 (No. 33-62777) (the "Registration Statement") filed by New Disney and Disney with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of New Disney and Disney with an aggregate initial public offering price of up to $5,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior, senior subordinated or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under Indentures (the "Indentures") proposed to be entered into among New Disney, Disney and trustees (the "Trustees") to be appointed prior to the issuance of Debt Securities; (ii) shares of New Disney preferred stock, par value $.10 per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iii) warrants to purchase debt securities of New Disney (the "Debt Warrants") to be issued


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pursuant to a warrant agreement (the "Debt Warrant Agreement") between Disney and a warrant agent (the "Debt Warrant Agent") to be appointed prior to the issuance of Debt Warrants; (iv) warrants to purchase preferred stock of New Disney (the "Preferred Stock Warrants" and, together with the Debt Warrants, the "Warrants") to be issued pursuant to a warrant agreement (the "Preferred Stock Warrant Agreement") between Disney and a warrant agent (the "Preferred Stock Warrant Agent") to be appointed prior to the issuance of Preferred Stock Warrants; and (v) guarantees of the Debt Securities or of the dividends, redemption price or liquidation preference of the Preferred Stock by Disney (the "Guarantees"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Warrants and the Guarantees are collectively referred to herein as the "Offered Securities."

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

      We have examined (i) the Registration Statement relating to the Offered Securities; (ii) the forms of the Indentures filed as an exhibit to the Registration Statement; (iii) the form of an underwriting agreement filed as an exhibit to the Registration Statement that may be entered into between or among New Disney and Disney, if applicable, and one or more underwriters to be named therein in connection with any offering of the Debt Securities (the "Debt Underwriting Agreement"); (iv) the form of a distribution agreement filed as an exhibit to the Registration Statement that may be entered into between or among New Disney and Disney, if applicable, and one or more agents to be named therein in connection with the sale of certain Debt Securities (the "Distribution Agreement"); (v) the form of an underwriting agreement filed as an exhibit to the Registration Statement that may be entered into between or among New Disney and Disney, if applicable, and one or more underwriters to be named therein in connection with any offering of Preferred Stock or Depositary Shares (the "Preferred Stock Underwriting Agreement"); (vi) the form of a deposit agreement (the "Deposit Agreement") filed as an exhibit to the Registration Statement that may be entered into among New Disney, a depositary to be appointed by New Disney (the "Depositary") and the holders from time to time of Receipts issued thereunder in connection with any offering of Depositary Shares, including the form of Receipt evidencing the Depositary Shares included as Annex A to the Deposit Agreement; (vii) the Certificate of Incorporation of New Disney, as amended to date, as certified by the Secretary of State of the State of Delaware; (viii) the By-laws of New Disney as currently in effect; (ix) resolutions adopted to date by the Board of Directors of New Disney (the "Board of Directors") relating to the issuance of


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the Offered Securities; (x) the Certificate of Incorporation of Disney, as
amended to date, as certified by the Secretary of State of the State of Delaware; (xi) the By-laws of Disney as currently in effect; and (xii) resolutions adopted to date by the Board of Directors of Disney (the "Disney Board of Directors") relating to the issuance of the Offered Securities and the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of New Disney and Disney and such agreements, certificates of public officials, certificates of officers or other representatives of New Disney, Disney and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of New Disney, Disney and others.

      Members of our firm are admitted to the Bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. Each of the Indentures has been duly authorized and, when executed and delivered by New Disney and Disney and assuming due authorization, execution and delivery by the applicable Trustee, will be a valid and binding agreement, enforceable against New Disney and Disney in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such


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claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      2. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by New Disney and the other parties thereto; (ii) if the Offered Debt Securities are to be sold on an agency basis, the Distribution Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by New Disney and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of New Disney have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of New Disney or result in a default under or breach of any agreement or instrument binding upon New Disney and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over New Disney and Disney; (v) the applicable Indenture has been duly executed and delivered by New Disney and the Trustee thereunder; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the related Debt Underwriting Agreement or Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of New Disney, enforceable against New Disney in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally,
(b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in



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equity), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

      3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by New Disney and the other parties thereto; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of New Disney have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in the form required by applicable law (the "Certificate of Designation"); (iii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (iv) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with New Disney's Certificate of Incorporation, including the Certificate of Designation and the By-laws of New Disney, so as not to violate any applicable law, the Certificate of Incorporation or By-laws of New Disney or result in a default under or breach of any agreement or instrument binding upon New Disney and so as to comply with any requirement or restriction imposed by any


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court or governmental body having jurisdiction over New Disney; and (v)
certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

      4. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by New Disney and the other parties thereto; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of New Disney have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of the Certificate of Designation for the related series of Preferred Stock in the form required by applicable law (the "Underlying Preferred Stock Certificate of Designation"); (iii) the filing of the Underlying Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (iv) the Deposit Agreement has been duly executed and delivered; (v) the Depositary has duly authorized, executed and delivered the Deposit Agreement; (vi) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of New Disney or result in a default under or breach of any agreement or instrument binding upon New Disney and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over New Disney; (vii) the related series of Preferred Stock has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York; and (viii) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agree-


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ment, such Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

      5. With respect to any Debt Warrants (the "Offered Debt Warrants"), when (i) if the Offered Debt Warrants are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Warrants has been duly authorized, executed and delivered by New Disney and the other parties thereto; (ii) if the Offered Debt Warrants are to be sold on an agency basis, the Distribution Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by New Disney and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of New Disney have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Warrants and related matters; (iv) the terms of the Offered Debt Warrants and of their issuance and sale have been duly established in conformity with the Debt Warrant Agreement so as not to violate any applicable law, the certificate of incorporation or by-laws of New Disney or result in a default under or breach of any agreement or instrument binding upon New Disney and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over New Disney; (v) the Debt Warrant Agreement has been duly authorized and executed and delivered by New Disney to the Debt Warrant Agent; (vi) the Debt Warrant Agreement has been duly authorized, delivered and executed by the Debt Warrant Agent; and (vii) the Offered Debt Warrants have been duly executed and authenticated in accordance with the provisions of the Debt Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Warrants, when issued and sold in accordance with the Debt Warrant Agreement and the related Debt Underwriting Agreement or Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of New Disney, enforceable against New Disney in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity),
(c) requirements that a claim with


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respect to any Debt Warrants to purchase Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and
(d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Warrant to purchase a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

      6. With respect to any Preferred Stock Warrants (the "Offered Preferred Stock Warrants"), when (i) if the Offered Preferred Stock Warrants are to be sold pursuant to a firm commitment underwritten offering, the Preferred Underwriting Agreement with respect to the Offered Preferred Stock Warrants has been duly authorized, executed and delivered by New Disney and the other parties thereto; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of New Disney have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock Warrants and related matters; (iii) the terms of the Offered Preferred Stock Warrants and of their issuance and sale have been duly established in conformity with the Preferred Stock Warrant Agreement so as not to violate any applicable law, the certificate of incorporation or by-laws of New Disney or result in a default under or breach of any agreement or instrument binding upon New Disney and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over New Disney; (iv) the Preferred Stock Warrant Agreement has been duly authorized and executed and delivered by New Disney to the Preferred Stock Warrant Agent and (v) the Preferred Stock Warrant
Agreement has been duly authorized, delivered and executed by the Preferred Stock Warrant Agent; and (vi) the Offered Preferred Stock Warrants have been duly executed and authen-


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ticated in accordance with the provisions of the Preferred Stock Warrant
Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock Warrants, when issued and sold in accordance with the Preferred Stock Warrant Agreement and the related Preferred Stock Underwriting Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of New Disney, enforceable against New Disney in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      7. With respect to any Guarantees, when (i) if such Guarantees relate to Offered Debt Securities which are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Disney and the other parties thereto; (ii) if such Guarantees relate to Offered Debt Securities which are to be sold on an agency basis, the Distribution Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Disney and the other parties thereto; (iii) if such Guarantees relate to Offered Preferred Stock or a series of preferred stock underlying Depositary Shares which are to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement has been duly authorized, executed and delivered by Disney and the other parties thereto; (iv) the Disney Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Disney have taken all necessary corporate action to approve the issuance and terms of such Guarantees and related matters; (v) the terms of such Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture, in the case of Guarantees relating to Offered Debt Securities, and so as not to violate any applicable law, the Certificate of Incorporation or By-laws of Disney or result in a default under or breach of any agreement or instrument binding upon Disney and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Disney; (vi) the applicable Indenture has been duly executed and delivered by Disney to the applicable Trustee; and (vii) such


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Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indenture, in the case of Guarantees relating to Offered Debt Securities, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Guarantees, when issued and sold in accordance with the Indenture and the related Debt Underwriting Agreement, Distribution Agreement or Preferred Underwriting Agreement, as the case may be, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of Disney, enforceable against Disney in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      We note that, as of the date of this opinion, a judgment for money in an action based on a Guarantee of a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency, in which a particular Guarantee of a Debt Security is denominated, into United States dollars will depend upon various factors, including which court renders the judgment.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                    Very truly yours,

                                    Skadden, Arps, Slate, Meagher & Flom


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